UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 31, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

On December 31, 2017, Concurrent Computer Corporation (the “Company”) completed the previously announced sale of its “content delivery and storage” business (the “Business”) and other related assets (collectively, the “Assets”) to Vecima Networks Inc. (“Vecima”) pursuant to an Asset Purchase Agreement, dated as of October 13, 2017, between the Company and Vecima (the “Asset Purchase Agreement”).

Pursuant to the previously announced Escrow Agreement entered into by the Company and Vecima on December 15, 2017, the Company received $29,020,000 on the closing date, and may receive additional consideration, or be required to return a portion of the consideration received on the closing date, based on a final determination of the Business’ net working capital as of the closing date. Pursuant to the Escrow Agreement entered into by the Company and Vecima, $1.45 million of the purchase price will be held by SunTrust Bank as security for the Company’s indemnification obligations to Vecima under the Asset Purchase Agreement, which amount will be released to the Company on or before December 31, 2018 (less any portion used to make indemnification payments to Vecima).

The closing of the sale of the Assets to Vecima resulted in a “change in control” under our Amended and Restated 2011 Stock Incentive Plan. As a result, the Company has recognized the acceleration of the vesting and the lapse of restrictions on all restricted stock granted under our Amended and Restated 2011 Stock Incentive Plan and payment of any associated accrued dividends in connection with the consummation of the sale of the Assets to Vecima.

ITEM 5.02.	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers

On December 31, 2017, the Company and Derek Elder entered into a Separation and Consulting Agreement and General Release of Claims (the “Separation Agreement”), whereby Mr. Elder’s role as president and chief executive officer of the Company will terminate and he will cease to be a member of the Company’s board of directors and all committees thereof, effective on December 31, 2017. Mr. Elder’s separation from the Comany did not involve any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. Under the Separation Agreement, Mr. Elder will receive the following payments, all less applicable tax withholdings and deductions: (i) a lump sum cash severance payment of $558,000; (ii) $180,380, which equals the pro-rated portion of the maximum award payable to Mr. Elder under the Company’s annual incentive plan for the Company’s 2018 fiscal year; (iii) $19,121, which represents the difference between Mr. Elder’s monthly COBRA premium for himself and his eligible dependents who were covered under the Company's hospitalization and medical plan as of December 31, 2017 and the monthly premium that an active employee would pay for the same coverage as of December 31, 2017, multiplied by 12 and grossed up for estimated taxes; and (iv) the previously approved and announced $200,000 bonus payable on closing of the transaction with Vecima. In addition, all of Mr. Elder’s outstanding restricted stock awards and performance-based stock awards became fully vested on December 31, 2017 in accordance with the terms of the Company’s Amended and Restated 2011 Stock Incentive Plan.

Pursuant to the Separation Agreement, Mr. Elder will provide consulting services to the Company through December 31, 2018, unless the consulting term is terminated earlier in accordance with the terms of the Separation Agreement. As consideration for the consulting services, Mr. Elder will receive: (i) one payment of $217,722 on or about July 1, 2018; and (ii) an aggregate of $217,722 payable in six (6) substantially equal monthly installments during the period beginning on July 1, 2018 through December 31, 2018. In addition, Mr. Elder will be eligible to receive an “Incentive Transaction Bonus” (as defined in the Separation Agreement) upon the consummation of any acquisition of any entity or business (as defined in the Separation Agreement, a “Sourced Business”) by the Company that Mr. Elder sourced and introduced to the Company during the consulting term and is consummated on or before the 90th day following the termination of the consulting term (as defined by the Separation Agreement, a “Sourced Transaction”). The Incentive Transaction Bonus will equal the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the Net Asset Value (as defined in the Separation Agreement) of an subsequent sale of the Sourced Business by the Company that is consummated on or before the 5th anniversary of the closing of the Sourced Transaction. Each portion of the Incentive Transaction Bonus shall be paid in a lump sum cash payment no later than thirty (30) days following the consummation of the applicable transaction.

The consideration to Mr. Elder under the Separation Agreement is in lieu of any change of control or other consideration payable to Mr. Elder under his existing employment agreement. The Separation Agreement contains a general release of claims against the Company and other “Released Parties” by Mr. Elder and a covenant not to sue such Released Parties. Pursuant to the Separation Agreement, Mr. Elder is required to comply with certain restrictive covenants regarding nondisclosure of Company information, non-disparagement, non-competition and non-solicitation of Company customers and employees.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

On January 1, 2018, Robert Pons tendered his resignation from the Board and all Board committees thereof, effective January 1, 2018. The resignation of Mr. Pons did not involve any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Pons’ release of any claims against the Company, the Company agreed to accelerate the vesting of 7,500 shares of restricted stock held by Mr. Pons.

In connection with Mr. Pons’ resignation from the Board, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Spartan Advisors, Inc. ("Spartan"), a corporation owned and controlled by Mr. Pons. Pursuant to the Consulting Agreement, Spartan will provide consulting services to the Company as reasonably requested by the Board, which services shall include identifying and presenting investment opportunities to the Company within the parameters provided by the Board from time to time. During the term of the Consulting Agreement, which will run through December 31, 2018 unless terminated earlier in accordance with its terms, Spartan will be paid an aggregate of $85,000 in twelve monthly installments. Spartan will also be eligible to receive an “Incentive Transaction Bonus” (as defined in the Consulting Agreement upon the consummation of any acquisition (as defined in the Consulting Agreement, a “Sourced Transaction”) of an entity or business (as defined in the Consulting Agreement, a “Sourced Business”) by the Company that Spartan sourced and introduced to the Company during the term of the Consulting Agreement. Any transaction bonus payable to Spartan will equal the sum of (i) 1% of the total consideration paid by the Company for the Sourced Business in the Sourced Transaction and (ii) 7.5% of the “Net Asset Value” (as defined in the Consulting Agreement) of any subsequent sale of the Sourced Business by the Company. Each portion of the Incentive Transaction Bonus shall be paid in a lump sum cash payment no later than thirty (30) days following the consummation of the applicable transaction. Mr. Pons will also receive 7,500 shares of restricted units of common stock of the Company, which will vest in equal installments on the first, second, and third anniversary of the Consulting Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is furnished as Exhibit 99.2 hereto.

ITEM 9.01.	Financial Statements and Exhibits.

Attached as Exhibit 99.3 and incorporated by reference herein is (i) the unaudited pro form condensed consolidated balance sheet of the Company as of September 30, 2017, (ii) the unaudited pro forma condensed consolidated statements of operations from the three months ended September 30, 2017, and (iii) the unaudited pro forma condensed consolidated statement of operations for the years ended June 30, 2016 and June 30, 2017. These pro forma financial statements are derived from the historical consolidated financial statements of the Company and give effect to the sale of the Assets to Vecima and the receipt of the net proceeds related thereto.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Separation and Consulting Agreement and General Release of Claims between the Company and Derek Elder, dated as of December 31, 2017

99.2	Consulting Agreement between the Company and Robert Pons, dated as of January 1, 2018

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of Concurrent Computer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2018

CONCURRENT COMPUTER CORPORATION

(Registrant)

By:	/s/ Warren Sutherland
Warren Sutherland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation and Consulting Agreement and General Release of Claims between the Company and Derek Elder, dated as of December 31, 2017

99.2	Consulting Agreement between the Company and Robert Pons, dated as of January 1, 2018

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of Concurrent Computer Corporation